Exhibit 10.10

EXECUTION VERSION

GUARANTY

GUARANTY, dated as of December 23, 2011, made by PennyMac Mortgage Investment Trust, a Maryland real estate investment trust, and PennyMac Operating Partnership, L.P., a Delaware limited partnership, each a “Guarantor” and, collectively, the “Guarantors”), in favor of Bank of America, N.A. (“Purchaser”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth the parties hereto agree as follows:

RECITALS

Pursuant to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among PennyMac Corp. (“Seller”), Guarantors and Purchaser, Purchaser has agreed from time to time to enter into transactions in which Seller agrees to transfer to Purchaser Mortgage Loans against the transfer of funds by Purchaser, with a simultaneous assignment of a Takeout Commitment to be settled at a date certain.  Each such transaction shall be referred to herein as a “Transaction”.  It is a condition precedent to the obligation of Purchaser to enter into Transactions under the Agreement that each Guarantor shall have executed and delivered this Guaranty to Purchaser.

NOW, THEREFORE, in consideration of the foregoing premises, to induce Purchaser to enter into the Agreement and to enter into Transactions thereunder, each Guarantor hereby agrees with Purchaser, as follows:

1.                                      Defined Terms.

(a)                                 Unless otherwise defined herein, terms which are defined in the Agreement and used herein are used as so defined.

(b)                                 For purposes of this Guaranty, “Obligations” shall mean all obligations and liabilities of Seller to Purchaser, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with the Agreement and any other Program Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of Purchase Price, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to Purchaser that are required to be paid by Seller pursuant to the terms of the Program Documents and costs of enforcement of this Guaranty) or otherwise.

2.                                      Guaranty.

(a)                                 Each Guarantor hereby unconditionally and irrevocably guarantees to Purchaser the prompt and complete payment and performance by Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)                                 Each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by Purchaser in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, a Guarantor under this Guaranty.  This Guaranty shall remain in full force and effect until the later of (i) the termination of the Agreement or (ii) the Obligations are paid in full, notwithstanding that from time to time prior thereto Seller may be free from any Obligations.

(c)                                  No payment or payments made by Seller or any other Person or received or collected by Purchaser from Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of either Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the outstanding Obligations until the outstanding Obligations are paid in full.

(d)                                 Each Guarantor agrees that whenever, at any time, or from time to time, such Guarantor shall make any payment to Purchaser on account of Guarantors’ liability hereunder, such Guarantor will notify Purchaser in writing that such payment is made under this Guaranty for such purpose.

3.                                      Right of Set-off.  Purchaser is hereby irrevocably authorized at any time and from time to time without notice to any Guarantor, any such notice being hereby waived by Guarantors, to set off and appropriate and apply any and all monies and other property of Guarantors, deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Purchaser of any affiliate thereof to or for the credit or the account of Guarantors, or any part thereof in such amounts as Purchaser may elect, on account of the Obligations and liabilities of any Guarantor hereunder and claims of every nature and description of Purchaser against Guarantors, in any currency, whether arising hereunder, under the Agreement or otherwise, as Purchaser may elect, whether or not Purchaser has made any demand for payment and although such Obligations and liabilities and claims may be contingent or unmatured. Purchaser shall notify Guarantors promptly of any such set-off and the application made by Purchaser, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of Purchaser under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Purchaser may have.

4.                                      Subrogation.  Notwithstanding any payment or payments made by a Guarantor hereunder or any set-off or application of funds of a Guarantor by Purchaser, such Guarantor shall not be entitled to be subrogated to any of the rights of Purchaser against Seller or any other guarantor or any collateral security or guarantee or right of offset held by Purchaser for the payment of the Obligations, nor shall such Guarantor seek or be entitled to seek any contribution or reimbursement from Seller or any other guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to Purchaser by Seller on account of the Obligations are paid in full and the Agreement is terminated.  If any amount shall be paid to a Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amounts shall be held by such Guarantor for the benefit of Purchaser, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Purchaser in the exact form received by such Guarantor (duly indorsed by such Guarantor to Purchaser, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Purchaser may determine.

5.                                      Amendments, etc. with Respect to the Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor, and without notice to or further assent by such Guarantor, any demand for payment of any of the Obligations made by Purchaser may be rescinded by Purchaser, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Purchaser, and the Agreement, and the other Program Documents and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, pursuant to its terms and as Purchaser may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Purchaser for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  Purchaser shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto.  When making any demand hereunder against a Guarantor, Purchaser may, but shall be under no obligation to, make a similar demand on Seller and any failure by Purchaser to make any such demand or to collect any payments from Seller or any release of Seller shall not relieve such Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Purchaser against such Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6.                                      Guaranty Absolute and Unconditional.

(a)                                 Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Purchaser upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived in reliance upon this Guaranty; and all dealings between Seller or Guarantors, on the one hand, and Purchaser, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller or the Guaranty with respect to the Obligations.  This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Agreement, the other Program Documents, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Purchaser, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Seller against Purchaser, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of Seller or Guarantors) which constitutes, or might be construed to constitute, an equitable or legal discharge of Seller for the Obligations, or of a Guarantor under this Guaranty, in bankruptcy or in any other instance.  When pursuing its rights and remedies hereunder against a Guarantor, Purchaser may, but shall be under no obligation, to pursue such rights and remedies that they may have against Seller or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by Purchaser to pursue such other rights or remedies or to collect any payments from Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Purchaser against any Guarantor.  This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantors and their successors and assigns thereof, and shall inure to the benefit of Purchaser, and successors, indorsees, transferees and assigns, until all the Obligations and the obligations of Guarantors under this Guaranty shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Agreement, Seller may be free from any Obligations.

(b)                                 Without limiting the generality of the foregoing, each Guarantor hereby agrees, acknowledges, and represents and warrants to Purchaser as follows:

(i)                                     Each Guarantor hereby waives any defense arising by reason of, and any and all right to assert against Purchaser any claim or defense based upon, an election of remedies by Purchaser which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes such Guarantor’s subrogation rights, rights to proceed against Seller or any other guarantor for reimbursement or contribution, and/or any other rights of such Guarantor to proceed against Seller, against any other guarantor, or against any other person or security.

(ii)                                  Each Guarantor is presently informed of the financial condition of Seller and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  Each Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed of Seller’s financial condition, the status of other guarantors, if any, of all other circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than Purchaser for such information and will not rely upon Purchaser for any such information.  Absent a written request for such information by a Guarantor to Purchaser, each Guarantor hereby waives its right, if any, to require Purchaser to disclose to such Guarantor any information which Purchaser may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.

(iii)                               Each Guarantor has independently reviewed the Agreement and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guaranty to Purchaser, neither Guarantor is in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any Liens or security interests of any kind or nature granted by Seller or any other guarantor to Purchaser, now or at any time and from time to time in the future.

7.                                      Reinstatement.  This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Seller or any substantial part of its property, or otherwise, all as though such payments had not been made.

8.                                      Payments.  Each Guarantor hereby agrees that the Obligations will be paid to Purchaser without set-off or counterclaim in U.S. Dollars.

9.                                      Event of Default.  If an Event of Default under the Agreement shall have occurred and be continuing, each Guarantor agrees that, as between Guarantors and Purchaser, the Obligations may be declared to be due in accordance with the terms of the Agreement for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against a Seller and that, in the event of any such declaration (or attempted declaration), such Obligations shall forthwith become due by Guarantors for purposes of this Guaranty.

10.                               Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.                               Headings.  The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

12.                               No Waiver; Cumulative Remedies.  Purchaser shall not by any act (except by a written instrument pursuant to paragraph 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of Purchaser, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by Purchaser of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Purchaser would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

13.                               Waivers and Amendments; Successors and Assigns; Governing Law.  None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantors and Purchaser, provided that any provision of this Guaranty may be waived by Purchaser in a letter or agreement executed by Purchaser or by facsimile or electronic transmission from Purchaser to Guarantors.  This

Guaranty shall be binding upon the personal representatives, successors and assigns of a Guarantor and shall inure to the benefit of Purchaser and its successors and assigns.

14.                               Notices.  Notices delivered in connection with this Guaranty shall be given in accordance with Section 21 of the Agreement.

15.                               Jurisdiction.

(a)                                 THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)                                 EACH GUARANTOR HEREBY WAIVES TRIAL BY JURY.  EACH GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS IN ANY ACTION OR PROCEEDING.  EACH GUARANTOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS.

16.                               Integration.  This Guaranty represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by Purchaser relative to the subject matter hereof not reflected herein.

17.                               Joint and Several.  Each Guarantor and Purchaser hereby acknowledge and agree that Guarantors are jointly and severally liable to Purchaser for all of their respective obligations hereunder.

18.                               Acknowledgments.  Each Guarantor hereby acknowledges that:

(a)                                 Such Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Program Documents;

(b)                                 Purchaser does not have any fiduciary relationship to either Guarantor, no Guarantor has any fiduciary relationship to Purchaser and the relationship between Purchaser and each Guarantor is solely that of surety and creditor; and

(c)                                  no joint venture exists between Purchaser and either Guarantor or among Purchaser, Seller and either Guarantor.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

PENNYMAC MORTGAGE INVESTMENT TRUST, as a Guarantor

By:	/s/ Brian Stack
Name: Brian Stack
Title: Treasurer

PENNYMAC OPERATING PARTNERSHIP, L.P., as a Guarantor

By:	PennyMac GP OP, Inc., its General Partner

By:	/s/ Brian Stack
Name: Brian Stack
Title: Treasurer

Signature Page to Guaranty